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                                                                    EXHIBIT 10.1


                FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

        This FIRST AMENDMENT (the "First Amendment") to that certain Securities Purchase Agreement (the "Agreement"), dated as of December 26, 1999, by and among Prison Realty Trust, Inc., a Maryland corporation ("Prison Realty"), Corrections Corporation of America, a Tennessee corporation ("CCA"), Prison Management Services, Inc., a Tennessee corporation ("PMSI"), and Juvenile and Jail Facility Management Services, Inc., a Tennessee corporation ("JJFMSI") (Prison Realty, CCA, PMSI and JJFMSI are collectively referred to herein as the "Companies"), on the one hand, and Prison Acquisition Company L.L.C., a Delaware limited liability company ("Prison Acquisition Company L.L.C."), on the other hand, is dated as of February 28, 2000.

                                   WITNESSETH:

               WHEREAS, subsequent to the execution and delivery of the Agreement the parties thereto identified certain provisions that are ambiguous in terms of their actual application, as well as a typographical error;

               WHEREAS, the Companies and Prison Acquisition Company L.L.C. are agreeable to clarifying such ambiguities as described below; and

               WHEREAS, both the Companies and Prison Acquisition Company L.L.C. agree that such typographical error should be corrected as described below.

               NOW, THEREFORE, in consideration of the mutual covenants, agreements, representation and warranties contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. The last sentence of Section 7.6(b) is amended to read in its entirety as follows:

               Notwithstanding the foregoing, none of the Companies will be precluded from providing information to, or discussing, negotiating and, subject to Section 7.6(c), executing agreements with, any person or entity that makes a written proposal pursuant to which such other person or entity would (i) make a significant equity investment in one or more of the Companies, (ii) acquire all or a substantial portion of the assets of one or more of the Companies or (iii) acquire one or more of the Companies, if and to the extent that its Board of Directors reasonably determines in good faith (after consultation with outside counsel) that they are required to authorize such actions by their fiduciary duties.



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        2. Section 7.6(c) of the Agreement is amended and restated in its entirety as follows:

           At such time as the Board of Directors of any of the Companies has determined in good faith, after consultation with its financial, accounting and legal advisors, that such company is prepared to terminate this Agreement pursuant to Section 10.1(e) and enter into a definitive agreement with respect to a Competing Transaction, the Companies shall, prior to terminating and entering into such definitive agreement with respect to such Competing Transaction, send a written notice to the Investors attaching a copy of the definitive written agreement relating to such Competing Transaction (together with all related exhibits and schedules), together with a copy of such definitive agreement revised appropriately for the purpose of execution by the Investors, which copy shall be executed by the Companies. Upon receipt of the notice and such executed definitive written agreement, the Investors shall have the right to match the terms and conditions of such Competing Transaction for five business days commencing on the day following the date of receipt and ending at midnight on the fifth business day by delivering written notice to the Companies to such effect, together with a copy of the definitive agreement executed by Prison Acquisition Company L.L.C. If the Investors deliver such notice and executed definitive agreement to the Companies within the prescribed time period, the Companies shall cease discussions with any outside parties in accordance with the provisions of Section 7.6(a) hereof and this Agreement shall be deemed to have been terminated pursuant to Section 10.1(a) hereof. If the Investors do not deliver such written notice and executed definitive agreement within the prescribed time period, or advise the Companies that they do not intend to exercise their right to match the terms of the Competing Transaction, then, subject to Section 7.6(d) hereof, the Companies shall be free to enter into the definitive agreement relating to such Competing Transaction in the form previously delivered to the Investors.

        3. The last paragraph of Section 10.1 is amended to read in its entirety as follows:

           In the event that this Agreement shall be terminated pursuant to
           Article X, all further obligations of the parties under this Agreement, other than the obligations set forth in Section 7.3,
           Section 7.6(d) and Article XII, shall be terminated without further liability of any party to any other party, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

        4. Section 10.1(e) is amended to read in its entirety as follows:

           by the Companies (subject to the Companies' compliance with Section 7.6(c)) or the Investors if the Board of Directors of any of the Companies determine to recommend or enter into a Third-Party Agreement;



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        5. Miscellaneous.

               (a) Authorization. Each party to this First Amendment hereby represents and warrants that the execution, delivery and performance of this First Amendment are within the powers of each party and have been duly authorized by the party, the execution and performance of this First Amendment by each party have been duly authorized by all applicable laws and regulations, and this First Amendment constitutes the valid and enforceable obligation of each party in accordance with its terms.

               (b) Effect of First Amendment. Each party acknowledges that this First Amendment constitutes a written instrument as contemplated by Section 12.4 of the Agreement. Except as modified or amended herein, all terms and provisions of the Agreement shall continue and remain in full force and effect.

               (c) Counterparts. This First Amendment may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which shall together constitute one instrument.

               (d) Titles and Subtitles. The titles and subtitles used in this First Amendment are used for convenience only and are not to be considered in construing or interpreting this First Amendment.

               (e) Governing Law. This First Amendment shall be construed in accordance with the laws of the State of Maryland without giving effect to conflicts of laws principles thereof.

               (f) Severability. Should any part of this First Amendment be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.

               (g) Entire Agreement. This First Amendment constitutes the entire agreement of the parties hereto and supersedes all prior agreements and presentations with respect to the subject matter hereof.



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        IN WITNESS WHEREOF, each of the undersigned has caused this First
Amendment to be executed as of the date first above written.


                                      COMPANIES:

                                      PRISON REALTY TRUST, INC.



                                      By: /s/ DOCTOR R. CRANTS
                                          --------------------------------------
                                          Name: Doctor R. Crants
                                          Title: Chief Executive Officer


                                      CORRECTIONS CORPORATION OF AMERICA



                                      By: /s/ DOCTOR R. CRANTS
                                          --------------------------------------
                                          Name: Doctor R. Crants
                                          Title: Chief Executive Officer


                                      PRISON MANAGEMENT SERVICES, INC.



                                      By: /s/ DARRELL K. MASSENGALE
                                          --------------------------------------
                                          Name: Darrell K. Massengale
                                          Title: Chief Executive Officer


                                      JUVENILE AND JAIL FACILITY MANAGEMENT
                                      SERVICES, INC.



                                      By: /s/ DARRELL K. MASSENGALE
                                          --------------------------------------
                                          Name: Darrell K. Massengale
                                          Title: Chief Executive Officer


                                      PRISON ACQUISITION COMPANY L.L.C.



                                      By: /s/ CHAD R. PIKE
                                          --------------------------------------
                                          Name: Chad R. Pike
                                          Title:



                                      By: /s/ WILLIAM B. DONIGER
                                          --------------------------------------
                                          Name: William B. Doniger
                                          Title:




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